EXHIBIT 4.13

PLEDGE AGREEMENT dated as of June 16, 2006 (the “Agreement”), among JACOBS ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., a Colorado corporation (“Black Hawk” and, together with Borrower, the “Pledgors”) and CREDIT SUISSE, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

Reference is made to (a) the Credit Agreement dated as of June 16, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), CIBC World Markets Corp., as Syndication Agent, Wells Fargo Bank, National Association, as Documentation Agent and Swingline Lender, CIT Lending Services Corporation, as Documentation Agent and Credit Suisse, as issuing bank (in such capacity, “Issuing Bank”), Administrative Agent for the Lenders and Collateral Agent for the Secured Parties and Issuing Bank, (b) the Guarantee Agreement dated as of June 16, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among the Borrower, the Guarantors (including the Pledgors) party thereto and the Collateral Agent and (c) the Security Agreement dated as of June 16, 2006 by and among the Pledgors and the Collateral Agent (the “Security Agreement”).

The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower and its Subsidiaries, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  Black Hawk has agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement (upon the terms specified in the Guarantee Agreement).  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Pledgors of a pledge agreement in the form hereof to secure (a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and each Loan Party under or pursuant to the Credit

Agreement and the other Loan Documents and (c) the due and punctual payment and performance of all obligations of the Borrower under each Hedging Agreement and Treasury Services Agreement entered into with any counterparty that was a Lender or Lender Affiliate at the time such Hedging Agreement or Treasury Services Agreement was entered into (all the monetary and other obligations described in the preceding clauses (a) through (c) being collectively called the “Secured Obligations”).  Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Credit Agreement.

Accordingly, the Pledgors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1.                                Pledge.  As security for the payment and performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) subject to Gaming Laws (as defined in Section 5(c)), the shares of capital stock or equity interest owned by it and listed on Schedule I hereto and the certificates representing all such shares (the “Pledged Stock”); (b) subject to Section 5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clause (a) above; (c) subject to Section 5, all rights and privileges of each Pledgor with respect to the securities and other property referred to in clause (a) and (b) above; and (d) all proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Nevada Collateral”).  Upon delivery to the Collateral Agent, (a) any stock certificates, or other securities now or hereafter included in the Nevada Collateral (the “Pledged Securities”) shall be accompanied by stock powers duly executed in blank satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Nevada Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request.  Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof.  Each schedule so delivered shall supersede any prior schedules so delivered.  The security interest granted herein shall also secure all future advances and re-advances that may be made by the Secured Parties to, or for the benefit of, the Borrower or the Pledgors.

TO HAVE AND TO HOLD the Nevada Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.                                Delivery of the Nevada Collateral.  Each Pledgor agrees promptly to deliver or cause to be delivered to Dunham Trust Company, the Collateral Agent’s designee in the State of Nevada (the “Nevada Nominee”), any and all Pledged Securities, and any and all

certificates or other instruments or documents representing the Nevada Collateral, upon the receipt of all approvals required under Gaming Laws.

SECTION 3.                                Representations, Warranties and Covenants.  Each Pledgor hereby represents, warrants and covenants, as to itself and the Nevada Collateral pledged by it hereunder, to and with the Collateral Agent that:

(a)                                  the Pledged Stock represents that percentage as set forth on Schedule I of the issued and outstanding shares of each class of the capital stock and equity interest of the issuer with respect thereto;

(b)                                 except for the security interest granted hereunder, such Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I, (ii) holds the same free and clear of any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, whether voluntary or imposed by law, or any agreement to give any of the foregoing and free and clear of the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property (collectively, “Liens”), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Nevada Collateral, other than pursuant hereto, and (iv) subject to Section 5 and, with respect to delivery of the Pledged Stock, subject to receipt of all approvals required under Gaming Laws, will cause any and all Nevada Collateral, whether for value paid by such Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(c)                                  each Pledgor (i) has the power and authority to pledge the applicable Nevada Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all persons whomsoever;

(d)                                 no consent of any other person (including stockholders or creditors of any Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity or effectiveness of the pledge (other than the approval of the Nevada Gaming Control Board (the “Nevada Board”) and the Nevada Gaming Commission (the “Nevada Commission” and, together with the Nevada Board, and any other Nevada state or local agency with jurisdiction over gaming operations or liquor licensing in the State of Nevada or any political subdivision thereof, the “Nevada Gaming Authorities”)) effected hereby;

(e)                                  by virtue of the execution and delivery by each Pledgor of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing such Nevada Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations;

(f)                                    the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Nevada Collateral as set forth herein;

(g)                                 all of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

(h)                                 all information set forth herein relating to the Pledged Stock is accurate and complete in all material respects as of the date hereof; and

(i)                                     the pledge of the Pledged Stock pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

SECTION 4.                                Registration in Nominee Name; Denominations.  The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its reasonable discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent except that, in the case of the Pledged Stock, the Collateral Agent will hold the Pledged Stock in the name of the applicable Pledgor only.  Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor.  The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 5.                                Voting Rights; Dividends and Interest, etc.

(a)                                  Unless and until an Event of Default shall have occurred and be continuing:

(i)                                     Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose not prohibited by the terms of this Agreement, the Credit Agreement and the other Loan Documents.  Each Pledgor agrees that it shall not exercise any such right for any purpose prohibited by the terms of, or if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under, this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

(ii)                                  The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such

Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below; and

(iii)                               Each Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws.  All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Nevada Collateral, and, if received by a Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b)                                 Upon the occurrence and during the continuance of an Event of Default, all rights of each Pledgor to dividends, interest or principal that the Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and, subject to Gaming Laws, all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal.  All dividends, interest or principal received by each Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7.  After all Events of Default have been cured or waived, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to each Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

(c)                                  Upon the occurrence and during the continuance of an Event of Default, all rights of each Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5 other than, in the case of Pledged Stock, those required pursuant to any applicable federal, state and local gaming laws, rules or regulations, as amended from time to time (the “Gaming Laws”), and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers during the continuance of such Event of Default, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit each Pledgor to exercise such rights.  After all Events of Default have been cured or waived, all rights vested in the Collateral Agent pursuant to this clause (c) shall cease and each Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 5.

(d)                                 Each Pledgor agrees that, upon the occurrence of and during the continuance of an Event of Default and at the Collateral Agent’s request, it will, and will cause each of its Subsidiaries to, immediately file such applications for approval and shall use commercially reasonable efforts to take all other and further actions required by the Collateral Agent to obtain such approvals or consents of the Nevada Gaming Authorities, and any other Governmental Authorities with jurisdiction as are necessary for the Collateral Agent, to continue operation of the businesses of Pledgors and their Subsidiaries under the Gaming Licenses held by it, or its interest in any Person holding any such Gaming License pursuant to the Gaming Laws.  To enforce the provisions of this Section 5, the Collateral Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction.  Such receiver shall be instructed to seek from the Nevada Gaming Authority any other Governmental Authorities with jurisdiction, authorization pursuant to the Gaming Laws to continue operation of the businesses of each Pledgor and its Subsidiaries under all necessary Gaming Licenses for the purpose of seeking a bona fide purchaser of the businesses of each Pledgor and its Subsidiaries.  Each Pledgor hereby agrees to authorize, and to cause each of its Subsidiaries to authorize such an authorization pursuant to the Gaming Laws to continue the operation of the businesses of such Pledgor and its Subsidiaries upon the request of the receiver so appointed and, if any Pledgor or any such Subsidiary shall refuse to authorize the transfer, its approval may be required by the court.  Upon the occurrence and continuance of any Event of Default, each Pledgor shall further use, and shall cause its Subsidiaries to use, commercially reasonable efforts to assist in obtaining approval of the Nevada Gaming Authority and any other Governmental Authorities with jurisdiction if required, for any action or transactions contemplated by this Agreement or the Loan Documents, including, preparation, execution, and filing with the Nevada Gaming Authority and any other Governmental Authorities with jurisdiction of any application or applications for authorization pursuant to the Gaming Laws for the receiver to continue the operation of the businesses of any Pledgor and its Subsidiaries under any Gaming License or transfer of control necessary or appropriate under the applicable Gaming Laws for approval of the transfer or assignment of any portion of the Nevada Collateral.  Each Pledgor acknowledges that the authorization pursuant to the Gaming Laws for the receiver to continue the operation of the businesses of any Pledgor and its Subsidiaries under the Gaming Licenses or for a transfer of control is integral to the Collateral Agent’s realization of the value of the Nevada Collateral, that there is no adequate remedy at law for failure by each Pledgor to comply with the provisions of this Section 5 and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 5 may be specifically enforced.

(e)                                  All rights, remedies, and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provision of the Gaming Laws and all provisions of this Agreement and the other Loan Documents are intended to be subject to all applicable mandatory provisions of the Gaming Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement or the other Loan Documents invalid or unenforceable, in whole or in part.  The CollateralAgent will timely apply for any receive all required approvals of the Nevada Gaming Authority for the sale of other disposition of gaming equipment regulated by the Gaming Laws (including any such sale or disposition of gaming equipment consisting of slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, and all other “gaming devices” (as such term or words of like import referring thereto are defined in the Gaming Laws), and “associated equipment” (as such term or words of like import referring thereto are defined in the Gaming Law).

(f)                                    For purposes hereof, “Gaming License” means any finding of suitability, registration, license, franchise, or other finding of qualification, or other approval or authorization required to own, lease, operate or otherwise conduct or manage gaming activities in the State of Nevada and all applicable liquor licenses.

SECTION 6.                                Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements (including the Gaming Laws), the Collateral Agent may sell the Nevada Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Nevada Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Nevada Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Nevada Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgors, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal the Pledgors now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

In the event that, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent intends to exercise any of the voting and other rights with respect to any Pledged Stock, including, but not limited to (i) re-registration of any Pledged Stock, or (ii) foreclosure, transfer or other enforcement of the security interests in any Pledged Stock, pursuant to applicable Gaming Laws, such exercise of remedies shall require the prior approval of any agency, authority, board (including the Nevada Gaming Authorities), bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the gaming commission and any other agency with authority to regulate any gaming operation or proposed gaming operation owned, managed or operated by each Pledgor or its subsidiaries (the “Gaming

Authorities”) and/or licensing of the Collateral Agent or its nominee (unless such licensing requirement is waived by the applicable Gaming Authorities upon the application of the Collateral Agent or its nominee), pursuant to applicable Gaming Laws.  The approval by the applicable Gaming Authorities of this Agreement shall not act or be construed as the approval, either express or implied, for the Collateral Agent to take any action or steps provided for in this Agreement for which prior approval of any applicable Gaming Authorities is required, without first obtaining such prior approval of such applicable Gaming Authorities to the extent then required by applicable Gaming Law.

The Collateral Agent shall give the applicable Pledgor 10 days’ prior written notice (which such Pledgor agrees is reasonable notice within the meaning of Section 9-612 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of such Pledgor’s Nevada Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Nevada Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.  At any such sale, the Nevada Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Nevada Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Nevada Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Nevada Collateral is made on credit or for future delivery, the Nevada Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Nevada Collateral so sold and, in case of any such failure, such Nevada Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of the applicable Pledgor (all said rights being also hereby waived and released), the Nevada Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor.  For purposes hereof, (a) a written agreement to purchase the Nevada Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) the Pledgors shall not be entitled to the return of the Nevada Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Nevada Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Nevada Collateral and to sell the Nevada Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 6 shall be deemed to the extent permitted by applicable law to conform to the commercially reasonable standards as provided in Section 9-610(b) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

SECTION 7.                                Application of Proceeds of Sale.  Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of Nevada Collateral pursuant to Section 6, as well as any Nevada Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent or the Collateral Agent in connection with such sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of the Pledgors and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to each Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of the Nevada Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Nevada Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 8.                                 Reimbursement of Collateral Agent.

(a)                                  Each Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Nevada Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

(b)                                 Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor agrees to indemnify the Collateral Agent and the Indemnitees (as defined in Section 10.03(b) of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or wilful misconduct of such Indemnitee or any of its Affiliates.

(c)                                  Any amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.  The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.  All amounts due under this Section 8 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.06 of the Credit Agreement.

SECTION 9.                                Collateral Agent Appointed Attorney-in-Fact.  Subject to Gaming Laws, each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of the applicable Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Nevada Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the applicable Pledgor representing any interest or dividend or other distribution payable in respect of the Nevada Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Nevada Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Pledgors for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

SECTION 10.                          Waivers; Amendment.

(a)                                  No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provisions of this Agreement or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on either Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.02 of the Credit Agreement.

SECTION 11.                          Securities Act, etc.  In view of the position of each Pledgor in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Securities permitted hereunder.  Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale.  Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 12.                          Condition Precedent.  Notwithstanding anything to the contrary contained in this Agreement, certificates representing the shares of capital stock or equity interest owned by the Pledgors and listed on Schedule I hereto shall not be physically delivered to the Collateral Agent pursuant to the terms of this Agreement prior to receipt of all approvals required under Gaming Laws; provided, however, that this Section 12 shall not affect any other provision of this Agreement in any way.

SECTION 13.                          Security Interest Absolute.  To the extent permitted by applicable law, all rights of the Collateral Agent hereunder, the grant of a security interest in the Nevada Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, either Pledgor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).

SECTION 14.                          Termination or Release.

(a)                                  This Agreement and the security interests granted hereby shall terminate when all the Secured Obligations have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

(b)                                 Upon any sale or other transfer by the Pledgors of any Nevada Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor (as such term is defined in the Credit Agreement), or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Nevada Collateral pursuant to Section 10.02 of the Credit Agreement, the security interest in such Nevada Collateral shall be automatically released.

(c)                                  In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall (i) promptly deliver to the applicable Pledgor all Nevada Collateral pledged to the Collateral Agent herein and (ii) execute and deliver to the applicable Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request from time to time to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

SECTION 15.                          Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement.  All communications and notices hereunder to each Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 10.01 of the Credit Agreement.

SECTION 16.                          Further Assurances.  Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Nevada Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

SECTION 17.                          Binding Effect; Several Agreement; Assignments.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Pledgors that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.  This Agreement shall become effective as to each Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that such Pledgor shall not have the right to assign its rights hereunder or any interest herein or in the Nevada Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents.  If all of the capital stock of a Pledgor is sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Borrower pursuant to a transaction permitted by Section 6.05 of the Credit Agreement, such Pledgor shall be released from its obligations under this Agreement without further action.  This Agreement shall be construed as a separate agreement with respect to each Pledgors and may be amended, modified, supplemented, waived or released with respect to each Pledgor without the approval of any other Pledgor (as such term is defined in the Credit Agreement) and without affecting the obligations of any other Pledgor (as such term is defined in the Credit Agreement) under the Credit Agreement or under any other Loan Document.

SECTION 18.                          Survival of Agreement; Severability.

(a)                                  All covenants, agreements, representations and warranties made by the Borrower or the Pledgors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement (other than claims not yet asserted, including as to indemnification claims) is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

(b)                                 Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 19.                          Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

SECTION 20.                          Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01 of the Credit Agreement, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 21.                          Rules of Interpretation.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract.

SECTION 22.                          Jurisdiction; Waiver of Venue; Consent to Service of Process.

(a)                                  Submission to Jurisdiction.  Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(b)                                 Waiver of Venue.  Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 15.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Service of Process.  Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier or electronic communications) in Section 15.  Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

SECTION 23.                          Waiver of Jury Trial.  Each Loan Party hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory).  Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

SECTION 24.                          Authorization Regarding Filing of Financing Statements.  Each Pledgor authorizes the Collateral Agent to file financing statements with respect to the Nevada Collateral owned by it in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.  A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

SECTION 25.                          Compliance with Gaming Laws.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Collateral Agent expressly acknowledges and agrees that the exercise of its rights, powers, privileges and remedies under this Agreement is subject to the mandatory provisions of the Gaming Laws and the requirements of the Nevada Gaming Authorities.  Specifically, the Collateral Agent acknowledges and agrees that:

(a)                                  The pledge of the Pledged Stock by each Pledgor, and any restrictions on the transfer of and agreements not to encumber the Pledged Stock contained in this Agreement or in any other Loan Documents, are not effective without the prior approval of the Nevada Gaming Authorities;

(b)                                 Any amendment of this Agreement will require the approval of the Nevada Gaming Authorities before such amendment will be effective;

(c)                                  The Collateral Agent and the Nevada Nominee shall be required to comply with the conditions, if any, imposed by the Nevada Gaming Authorities in connection with its approval of the pledge granted hereunder by each Pledgor, including, without limitation, the requirement that the Collateral Agent, by and through the Nevada Nominee as its agent, maintain the certificates evidencing the Pledged Stock at a location in Nevada designated to the Nevada Board, and that the Collateral Agent and the Nevada Nominee permit agents or employees of the Nevada Board to inspect such certificates immediately upon request during normal business hours; and

(d)                                 Neither the Collateral Agent nor the Nevada Nominee shall surrender possession of any certificate evidencing the Pledged Stock to any person other than the respective Pledgor without the prior approval of the Nevada Gaming Authorities or as otherwise permitted by the Gaming Laws.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

JACOBS ENTERTAINMENT, INC.

By:	/s/ Jeffrey P. Jacobs
Name: Jeffrey P. Jacobs
Title: Chief Executive Officer

BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

By:	/s/ Stephen R. Roark
Name: Stephen R. Roark
Title: President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent,

By:	/s/ Cassandra Droogan
Name: Cassandra Droogan
Title: Vice President

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Vice President

Schedule I to the
Pledge Agreement

CAPITAL STOCK

Issuer (Jurisdiction of Incorporation)	Number of Certificate	Registered Owner	Number and Class of Shares	Percentage of Shares
Jacobs Pinon Plaza Entertainment, Inc. (Nevada)	1	Jacobs Entertainment, Inc.	100 / Common	100%
Gold Dust West Casino, Inc. (Nevada)	1	Black Hawk Gaming & Development Company, Inc.	100 / Common	100%
Black Hawk Gaming & Development Company, Inc. (Colorado)	2	Jacobs Entertainment, Inc.	1,000 / Capital Stock	100%
Jacobs Elko Entertainment, Inc.	1	Jacobs Entertainment, Inc.	100 / Common Stock	100%

DEBT SECURITIES(1)

Issuer	Principal Amount	Date of Note	Maturity Date

(1)                                  Company to confirm that there are none.